UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2018

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Rennova Health, Inc. (the “Company”) appointed Marlene McLennan as our Chief Financial Officer effective July 1, 2018. Seamus Lagan, our Chief Executive Officer, had also been serving as interim Chief Financial Officer.

Ms. McLennan, 47, has been Vice President of Finance of the Company since April 2, 2018. Previously, she served as Chief Financial Officer of Medbridge Healthcare LLC, a leading provider of sleep laboratory management services and sleep therapy, from June 2017 to March 2018. Ms. McLennan, from February 2016 to April 2017, was the Chief Financial Officer of Barnes Healthcare Services, one of the largest privately-owned home care companies in the country. From May 2015 to January 2016, she served as the Chief Financial Officer of Cascadia Behavioral Healthcare, a 501(c)(3) not-for-profit organization in the behavioral and residential health arena. Ms. McLennan also was the Chief Financial Officer of Monroe County Hospital, a comprehensive healthcare system serving Monroe County and surrounding areas in Georgia, from January 2012 to February 2015.

Ms. McLennan has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. McLennan and any other person pursuant to which she was appointed as an officer of the Company.

A copy of the press release issued by the Company announcing Ms. McLennan’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated July 3, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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